As filed with the Securities and Exchange Commission on November 22, 2004

                                                      Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-3


                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933

                          -------------------------

 Blount International, Inc.           Delaware               63-0780521
      Blount, Inc.                    Delaware               63-0593908

-------------------------------------------------------------------------------
(Exact name of each Registrant     (State or other         (I.R.S. Employer
 as specified in its charter)      jurisdiction of       Identification Number)
                                   incorporation or
                                    organization)

                                     3480
                         (Primary Standard Industrial
                          Classification Code Number)

                           -------------------------

                           4909 SE International Way
                          Portland, Oregon 97222-4679
                                (503) 653-8881
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                           -------------------------

                            Richard H. Irving, Esq.
             Senior Vice President, General Counsel and Secretary
                           4909 SE International Way
                          Portland, Oregon 97222-4679
                                (503) 653-8881
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

(Continued from previous page)

                                   Copy to:

                               Ronald Cami, Esq.
                         Cravath, Swaine & Moore LLP
                                Worldwide Plaza
                               825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the initial offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                  CALCULATION OF REGISTRATION FEE

                                                         Proposed            Proposed
                                                          Maximum             Maximum              Amount of
    Title of Each Class of        Amount to be         Offering Price        Aggregate            Registration
  Securities to be Registered     Registered (1)         Per Unit (2)     Offering Price (3)        Fee (3)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Primary Offering
------------------------------------------------------------------------------------------------------------
  Debt Securities
------------------------------------------------------------------------------------------------------------
  Preferred Stock (4)
------------------------------------------------------------------------------------------------------------
  Warrants
------------------------------------------------------------------------------------------------------------
  Common Stock, par value
    $0.01 per share (5)
------------------------------------------------------------------------------------------------------------
Secondary Offering
------------------------------------------------------------------------------------------------------------
  Warrants                        1,000,000
------------------------------------------------------------------------------------------------------------
  Common Stock, par value
    $0.01 per share (6)           18,000,000 shares
------------------------------------------------------------------------------------------------------------
Total                             $450,000,000         100%               $450,000,000            $57,018
============================================================================================================

(1) There are being registered an indeterminate principal amount or number of debt securities, preferred stock, warrants and Common Stock as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $450,000,000. Up to 18,000,000 shares of our Common Stock, including shares obtained through the exercise of warrants, and up to 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock, may also be sold from time to time pursuant to this Registration Statement by the selling shareholders. This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(2) The proposed maximum aggregate offering price for each class of securities being registered is not specified pursuant to General Instruction II.D of Form S-3.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act with respect to debt securities and Common Stock to be sold by the registrant and pursuant to Rule 457(c) with respect to Common Stock to be sold by the selling shareholders.

(4) Such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, exchange or exercise of securities registered hereunder, to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(5) In addition to Common Stock that may be offered for cash, there are being registered hereunder such indeterminate number of shares of Common Stock as may be issuable upon conversion of the debt securities being registered hereunder, to the extent any of such debt securities are by their terms convertible into Common Stock.

(6) There is being registered an aggregate of 18,000,000 shares of Common Stock, including shares obtained through the exercise of warrants, of the registrant that may be sold from time to time by the selling shareholders.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                 Subject to completion, dated November 22, 2004


                          BLOUNT INTERNATIONAL, INC.
                                 $450,000,000

                                Debt Securities
                                Preferred Stock
                                   Warrants
                              -------------------
                              1,000,000 Warrants
                                      and
                       18,000,000 Shares of Common Stock
                                  Offered by
                           the Selling Shareholders

          When we offer securities pursuant to this Registration Statement, we will provide specific terms of the offering in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

          In addition, the selling shareholders may sell up to 18,000,000 shares of our Common Stock and up to 1,000,000 warrants immediately exercisable into 1,000,000 shares of Common Stock from time to time under this prospectus and any prospectus supplement. Of these securities, Lehman Brothers Merchant Banking Group, one of the selling shareholders, may sell up to 17,570,335 shares of Common Stock, including shares obtained through the exercise of its 1,000,000 warrants, and 1,000,000 of its warrants which are immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Assuming all shares offered by this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%. In the prospectus supplement relating to any sales by the selling shareholders, we will identify the number of shares of our Common Stock and warrants that the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our Common Stock or warrants by the selling shareholders.

          You should read this prospectus, including the risk factors incorporated herein by reference, and any prospectus supplement carefully before you invest.

          Our Common Stock is listed on the New York Stock Exchange under the trading symbol "BLT."

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is November 22, 2004.

                               TABLE OF CONTENTS

                                                                          Page
ABOUT THIS PROSPECTUS.....................................................(ii)
RISK FACTORS................................................................*
PROSPECTUS SUMMARY..........................................................1
FORWARD-LOOKING STATEMENTS..................................................3
USE OF PROCEEDS.............................................................5
RATIOS OF EARNING TO FIXED CHARGES AND EARNINGS TO FIXED
CHARGES PLUS DIVIDENDS......................................................6
DESCRIPTION OF THE DEBT SECURITIES..........................................7
DESCRIPTION OF THE WARRANTS................................................11
DESCRIPTION OF COMMON STOCK................................................15
SELLING SHAREHOLDERS.......................................................18
PLAN OF DISTRIBUTION.......................................................20
WHERE YOU CAN FIND MORE INFORMATION........................................23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................24
VALIDITY OF THE SECURITIES AND LEGAL MATTERS...............................26
EXPERTS....................................................................26

* The Risk Factors section is incorporated herein by reference to Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004. You should review that information carefully along with the other information in this prospectus. See "Incorporation of Certain Documents by Reference."

                             ABOUT THIS PROSPECTUS

          This prospectus is part of a Registration Statement (the "Registration Statement") utilizing the "shelf" registration process that we filed with the Securities and Exchange Commission (the "SEC"), which registers the distribution of the securities offered under this prospectus. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The Registration Statement can be read at the SEC's web site (www.sec.gov) or at the offices mentioned under the heading "Where You Can Find More Information."

          Under this Registration Statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time up to $450,000,000 of Common Stock, debt securities, including debt securities convertible into Common Stock, preferred stock and warrants; the selling shareholders may, from time to time, sell up to 18,000,000 shares of Common Stock, including shares obtained through the exercise of warrants, and up to 1,000,000 warrants immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Of these securities, Lehman Brothers Merchant Banking Group, one of the selling shareholders, may sell up to 17,570,335 shares of Common Stock, including shares obtained through the exercise of its 1,000,000 warrants, and up to 1,000,000 warrants which are immediately exercisable into 1,000,000 shares of Common Stock in one or more offerings. Assuming all shares offered under this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%.

          This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading "Where You Can Find More Information."

          You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading "Incorporation of Certain Documents by Reference." We have not authorized anyone to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering the securities in states where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.


                                     (ii)

          Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, (i) "we," "us," "our," and similar terms refer to Blount International, Inc. and its subsidiaries.

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                                     (iii)

                              PROSPECTUS SUMMARY

          Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified.

          This summary may not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision, including the information presented under the heading "Risk Factors" and the more detailed information in the financial statements and related notes incorporated by reference this prospectus.

                                  OUR COMPANY

          We are a leading provider of equipment, accessories and replacement parts to the global forestry and construction industries. We concentrate on manufacturing and marketing branded products in focused end markets, serving professional loggers, construction workers, homeowners, equipment dealers and distributors and original equipment manufacturers ("OEMs"). We believe that we are a global leader in chainsaw chain, guide bars and other accessories and a leading provider of timber harvesting equipment and zero-turn riding lawnmowers to the North American markets. Our products are sold under long-standing brand names, including Oregon, ICS, Prentice, Hydro-Ax, TimberKing, Fabtek and Dixon, which are well-recognized in their respective industries. Approximately 40% of our sales in 2003 were generated outside of the United States, in over 100 countries around the world.

OUTDOOR PRODUCTS

          Our Outdoor Products segment is comprised of the Oregon Cutting Systems Division, Frederick Manufacturing Corporation, Windsor Forestry Tools LLC and ICS. Oregon produces a broad range of cutting chain, chainsaw guide bars, cutting chain drive sprockets and maintenance tools used primarily in portable gasoline and electric chainsaws and mechanical timber harvesting equipment. Frederick manufactures lawnmower blades which it distributes with lawnmower related replacement parts and certain other outdoor care products produced by third party manufacturers. Windsor produces cutting chains and sprockets for chainsaws, as well as mechanical timber harvesting equipment support products, which it distributes along with guide bars produced by Oregon's Canadian facility. ICS manufactures diamond-studded chain with specialized concrete cutting equipment for construction markets around the globe.

INDUSTRIAL AND POWER EQUIPMENT

          Our Industrial and Power Equipment ("IPEG") segment is comprised of the Forestry and Industrial Equipment Division ("FIED"), Fabtek Corporation and Gear Products, Inc. FIED manufactures a wide variety of timber harvesting equipment, including loaders and crawler feller bunchers under the Prentice brand name, feller bunchers under the Hydro-Ax brand name and delimbers, slashers and skidders under the CTR brand name. Fabtek Corporation manufactures cut-to-length timber harvesting equipment, including forwarders, harvesters and harvester heads. Gear Products, Inc. manufactures bearings, winch drives and swing drives used to provide hydraulic power transmission in heavy equipment used in the utility, timber harvesting and industrial markets.

LAWNMOWER

          Our Lawnmower segment is comprised of Dixon Industries, Inc., which manufactures zero-turning-radius (ZTR) lawnmowers and related attachments. Dixon sells its products through distribution channels comprised of full-service dealers, North American distributors and export distributors.

                    LEHMAN BROTHERS MERCHANT BANKING GROUP

          As of September 30, 2004, Lehman Brothers Merchant Banking Partners II, L.P. ("Lehman Brothers Merchant Banking Partners"), which is controlled by Lehman Brothers Merchant Banking Group, and its affiliates owned 26,262,111 shares of Common Stock and 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock. Assuming all shares offered under this prospectus are sold and all outstanding warrants and options are exercised, Lehman Brothers Merchant Banking Partners' fully-diluted ownership interest in us would be reduced from 54.9% to 19.5%. Lehman Brothers Merchant Banking Group was established in 1986 to achieve significant long-term capital appreciation through investments in private equity and equity linked securities. Today, the team has over 20 dedicated professionals with offices in New York and London. Since 1986, Lehman Brothers Merchant Banking Group has raised and managed six investment vehicles, with committed capital in excess of $3.6 billion.

                          FORWARD-LOOKING STATEMENTS

          This prospectus contains "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward- looking statements.

          Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward- looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; competition, conditions, performance and consolidation in our various industries; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in the price of fuel, steel or other basic materials; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under "Risk Factors."

          Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                               TRADEMARK NOTICE

          Oregon, ICS, Hydro-Ax, Prentice, Frederick, Dixon, Fabtek, IZT, EZT, RAM, ZTR and CTR are registered or pending trademarks of Blount, Inc. and its subsidiaries. TimberKing is a registered trademark of Caterpillar Inc. and is used by Blount, Inc. under the authority of a trademark licensing agreement.

                                USE OF PROCEEDS

          Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

          With respect to any selling shareholder sales, the selling shareholders will receive all of the proceeds from the sale of Common Stock or warrants pursuant to this prospectus. We will not receive any of the proceeds from sales by the selling shareholders of such Common Stock or warrants.

                    RATIO OF EARNINGS TO FIXED CHARGES AND
                   EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

          The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

                                                   Year Ended December 31,
                                           ---------------------------------------
                                            2003    2002     2001     2000     1999
                                            ----   ------   ------   ------   ------
Ratio of earnings to fixed
charges..........................           1.21      -        -        -       -

Deficiency of earnings to fixed charges
(in millions) (1)                             -    $(9.3)   $(58.9)  $(19.8)  $(63.0)


Ratio of earnings to fixed charges plus
dividends........................           1.21      -        -        -       -
                                           -----   ------   ------   ------   ------


There were no dividends paid or accrued during the periods presented above.

(1)  During these periods, earnings were inadequate to cover fixed charges.

                      DESCRIPTION OF THE DEBT SECURITIES

          As specified in the prospectus supplement, the debt securities will be issued by either Blount, Inc. or us, the "issuer", as the case may be. The debt securities will be direct obligations of the issuer, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by the guarantors, if any. The debt securities will be issued under one or more indentures or indenture supplements between the issuer, the guarantors, if any, and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. The issuer will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

GENERAL

          The issuer may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities referred to as "senior securities" will be direct obligations of the issuer and will rank equally and ratably in right of payment with other indebtedness of the issuer that is not subordinated. The issuer may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." The issuer may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities."

          The issuer may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as the issuer establish in one or more supplemental indenture(s). The issuer need not issue all debt securities of one series at the same time. Unless we otherwise provide, the issuer may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

          We anticipate that any indenture will provide that the issuer may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and the issuer may appoint a successor trustee to act with respect to that series.

          The applicable prospectus supplement will describe the specific terms relating to the series of debt securities the issuer will offer, including, where applicable, the following:

          o the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

          o   the ranking of the debt securities;

          o   the aggregate principal amount of the securities;

          o the percentage of the principal amount at which the issuer will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

          o if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

          o   the stated maturity date;

          o any fixed, variable or pay-in-kind interest rate or rates per annum;

          o the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

          o   any rights affecting the transfer, exchange or conversion;

          o the dates from which interest may accrue and any interest payment dates;

          o   any sinking fund requirements;

          o any provisions for redemption, including the redemption price and any remarketing arrangements;

          o whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

          o the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

          o whether the issuer will issue the debt securities in certificated or book-entry form;

          o whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

          o whether the issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

          o the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

          o whether the issuer will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities instead of making this payment;

          o the subordination provisions, if any, relating to the debt securities;

          o the provisions relating to any security provided for the debt securities;

          o the provisions relating to any guarantee of the debt securities;

          o the provision of annual and/or quarterly financial information to the holders of the debt securities;

          o   the definition of the term "event of default";

          o the remedies for holders of debt securities upon the occurrence of an "event of default";

          o the right to make any changes to the indentures or the terms of the debt securities by the issuer and what approval, if any, will be required from the holders of the debt securities;

          o the provisions for voting on any changes to the indentures or the terms of the debt securities;

          o the requirements for the issuer to discharge, defease or covenant defease the debt securities; and

          o certain restrictive covenants, which may, among other things, limit the ability of us and the guarantors, if any, to: (i) grant liens on the assets, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business.

          The issuer may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

          Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit the issuer's ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

          Unless otherwise described in the applicable prospectus supplement, the issuer will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

          Unless otherwise specified in the applicable prospectus supplement, the issuer will pay the interest, principal and any premium at the corporate trust office of the trustee. At the issuer's option, however, the issuer may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

          If the issuer does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

          o to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

          o in any other lawful manner, all as the applicable indenture describes.

          You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as the issuer's agent for registering debt securities in the names of holders and transferring debt securities. The issuer may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

          You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

GLOBAL SECURITIES

          If so set forth in the applicable prospectus supplement, the issuer may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. The issuer may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                          DESCRIPTION OF THE WARRANTS

          Under this prospectus, we are registering 1,000,000 warrants which are immediately exercisable into 1,000,000 shares of Common Stock held by Lehman Brother Merchant Banking Partners and such indeterminate number of warrants which may be sold by us. The following descriptions explain the terms of the 1,000,000 warrants previously issued and currently held by Lehman Brothers Merchant Banking Partners, as well as the warrants which we may issue under this prospectus or a prospectus supplement.

            DESCRIPTION OF THE WARRANTS OFFERED BY LEHMAN BROTHERS
                           MERCHANT BANKING PARTNERS

          The following discussion summarizes the material provisions of the warrants held by Lehman Brothers Merchant Banking Partners and offered under this prospectus. This description does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the agreements governing the warrants, which we urge you to read carefully because those documents, and not this description, define your rights as a holder of warrants.

          On March 2, 2001, 1,000,000 warrants (the "Lehman Warrants") were issued to Lehman Brothers Merchant Banking Partners consisting of the right to purchase 1,000,000 shares of our Common Stock, immediately exercisable at $0.01 per share by Lehman Brothers Merchant Banking Partners and expiring on March 2, 2013.

MERGER OR CONSOLIDATION

          In the event that we consolidate or merge with or into, or transfer or lease all or substantially all our assets to another entity, the Lehman Warrants will immediately become exercisable, for the kind and amount of shares of Common Stock that the holder of the Lehman Warrants would have received immediately prior to such consolidation, merger, lease, sale or conveyance.

ANTI-DILUTION

          The number of shares of Common Stock issuable upon the exercise of each Lehman Warrant will be adjusted if we: (i) pay a dividend or make a distribution on our Common Stock; (ii) subdivide our outstanding shares of Common Stock into a greater number of shares; (iii) combine our outstanding shares of Common Stock into a smaller number of shares; (iv) make a distribution on our Common Stock in shares in another entity or corporation owned by us; or (v) issue any shares or ownership interests in another entity or corporation owned by us by reclassification of our Common Stock. If any of these should occur, then the number of shares of Common Stock into which the Lehman Warrants may be exercised immediately prior to such action shall be adjusted. Any Lehman Warrant thereafter exercised will be exercised for the same percentage of the outstanding shares of Common Stock for which it could have been exercised if such Lehman Warrant had been exercised immediately prior to such action.

          This adjustment will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          The Lehman Warrants are governed and construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles.

                   DESCRIPTION OF THE WARRANTS OFFERED BY US

          The following description of the terms of the warrants offered by us sets forth certain general terms and provisions of the warrants offered by us to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or Common Stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

          The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

          o   the title of such warrants;

          o   the offering price for such warrants, if any;

          o   the aggregate number of such warrants;

          o the designation and terms of the securities purchasable upon exercise of such warrants;

          o if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

          o if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

          o the principal amount of securities purchasable upon exercise of a warrant and the price at which such principal amount of securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

          o the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

          o if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

     o whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

     o    information with respect to book-entry procedures, if any;

     o the currency or currency units in which the offering price, if any, and the exercise price are payable;

     o if applicable, a discussion of material United States federal income tax considerations;

     o    the antidilution or adjustment provisions of such warrants, if any;

     o the redemption or call provisions, if any, applicable to such warrants; and

     o any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                          DESCRIPTION OF COMMON STOCK

          The following summarizes the material terms and provisions of the Common Stock offered hereby. For the complete terms of Blount International's Common Stock, please refer to Blount International's Restated Certificate of Incorporation, which was filed as an exhibit to the annual proxy statement filed with the Securities and Exchange Commission on March 16, 2001 and Blount International's Bylaws, which were filed as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1999. The General Corporation Law of Delaware may also effect the terms of Blount International's Common Stock.

GENERAL

          Blount International's Restated Certificate of Incorporation authorizes to issue up to 100,000,000 shares of Common Stock par value $.01 per share. On September 30, 2004, there were 44,779,116 shares of Common Stock issued and outstanding. In addition, 3,848,014 shares of stock were issuable upon exercise of options outstanding, and 1,000,000 shares of Common Stock were issuable upon exercise of warrants outstanding.

VOTING RIGHTS

          Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of Common Stock are entitled to one vote per share.

LIQUIDATION RIGHTS

          Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of Common Stock will be entitled to share ratably in the assets of the Corporation remaining after all debts and liabilities have been paid, and the Corporation has paid, or set aside for payment, full preferential amounts to which holders of preferred stock are entitled, if preferred stock of the Corporation is issued and outstanding.

PREFERRED STOCK

          We have the authority to issue series of preferred stock up to a maximum of 200,000 shares of preferred stock. We may set the following terms of a series of preferred stock before issuance:

          o   the designation of the series;

          o   the number of shares to comprise the series;

          o   any voting rights; and

     o any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

          The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

          If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of preferred stock they will be fully paid and non-assessable.

          We have no shares of preferred stock currently outstanding.

DIVIDENDS

          If the board of directors declares and pays dividends on Common Stock, all holders of Common Stock will be paid the same amount of dividends per share. Blount International has not paid dividends since 1999 on its Common Stock. Our amended and restated credit facilities prohibit us from paying any dividends. Additionally, the terms of our 8 7/8% Senior Subordinated Notes due 2012 limit our ability to pay dividends.

OTHER RIGHTS AND RESTRICTIONS

          The holders of Common Stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their Common Stock into other securities of the Blount International or to have their shares redeemed by Blount International. Blount International's Restated Certificate of Incorporation and Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock. When Blount International issues share of Common Stock under this prospectus, the shares will be fully paid and non-assessable.

LISTING

          Blount International's Common Stock is listed on the New York Stock Exchange under the symbol "BLT."

LIMITATIONS OF DIRECTOR LIABILITY

          Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Blount International's Restated Certificate of Incorporation limits the liability of directors to the Corporation and its stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to the Corporation or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

          o any breach of the director's duty of loyalty to the Corporation or its shareholders;

          o acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

          o unlawful payments of dividends or unlawful stock repurchases or redemptions; and

          o any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION

          To the maximum extent permitted by law, Blount International's Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, Blount International must advance or reimburse directors and officers for expenses, including attorney's fees, they incur in connection with indemnifiable claims. Blount International also maintains directors' and officers' liability insurance.

TRANSFER AGENT AND REGISTRAR

          The Transfer Agent and Registrar for the Common Stock is EquiServe Trust Company, N.A.

                             SELLING SHAREHOLDERS

          The shareholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 18,000,000 shares of Common Stock, including shares obtained through the exercise of warrants, and up to 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock. The following table provides information regarding the beneficial ownership of our Common Stock by the selling shareholders, as of September 30, 2004. Generally, a person "beneficially owns" shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

          The following table sets forth, for the selling shareholder to the extent known by us, the amount of our Common Stock beneficially owned, the number of shares of Common Stock offered hereby and the number of shares and percentage of outstanding Common Stock to be owned after completion of this offering. This table is presented assuming the 1,000,000 warrants, which are immediately exercisable into 1,000,000 shares of Common Stock, and the 3,848,014 options which are exercisable into 3,848,014 shares of Common Stock, are fully exercised.This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling shareholders, and we have not independently verified this information. Because the selling shareholders may sell all or a portion of Common Stock offered pursuant to this prospectus, we are not able to estimate the amount of shares that will be held by the selling shareholders after the completion of this offering.

                                                            Number of Shares to be
                                                           Beneficially Owned After
                                                            the Sale of the Maximum
                   As of September 30, 2004                    Number of Shares
                                                Maximum
 Name of                                       Number of
 Selling           Number of                  Shares to be
Shareholder        Shares (a)    Percentage       Sold        Shares (a)   Percent
-----------        ----------    ----------   ------------    ----------   -------
Lehman
Brothers
Merchant
Banking
Partners II,
L.P. and its
affiliates (b)     27,262,111       54.9%      17,570,335      9,691,776     19.5%
Teachers Insurance
and Annuity
Association of
America               666,667        1.3%         429,665        237,002      0.5%

(a) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(b) LB Blount Investment SPV LLC ("LB Blount"), an affiliate of Lehman Brothers Merchant Banking Partners, also holds warrants for 1,000,000 shares of Common Stock, which are immediately convertible at LB Blount's election to Common Stock and are separately registered under this prospectus. This table presents these warrants as though all of the warrants had been converted into shares of Common Stock.

                             PLAN OF DISTRIBUTION

          We and the selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

          o   through underwriters or dealers;

          o   through agents;

          o   directly to purchasers; or

          o   through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

          The applicable prospectus supplement relating to the securities will set forth:

          o the offering terms, including the name or names of any underwriters, dealers or agents;

          o the purchase price of the securities and the proceeds to us, if any, from such sale;

          o any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

          o   any initial public offering price;

          o any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

          o in the case of debt securities, the interest rate, maturity and redemption provisions;

          o in the case of convertible debt securities, the conversion rate and other terms, conditions and features; and

          o any securities exchanges on which the securities may be listed.

          If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

          o   at a fixed price or prices that may be changed;

          o   at market prices prevailing at the time of sale;

          o   at prices related to such prevailing market prices; or

          o   at negotiated prices.

          The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

          Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

          Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

          Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

          Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-6479-1. You can read and copy this information at the following locations of the SEC:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

          You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

          This prospectus, which forms part of the Registration Statement, does not contain all of the information that is included in the Registration Statement. You will find additional information about our company in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

          We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act other than information to be furnished under Item 9 in our Current Reports on Form 8-K, until our offering is completed:

          1. Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 10, 2004;

          2. Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on November 19, 2004;

          3. Definitive Proxy Statement for 2003 on Schedule 14A filed with the SEC on March 22, 2004;

          4. Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on May 12, 2004;

          5. Amendment No. 1 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on July 13, 2004;

          6. Amendment No. 2 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on August 2, 2004;

          7. Amendment No. 3 to Quarterly Report on Form 10-Q for quarter ended March 31, 2004, filed with the SEC on November 22, 2004;

          8. Quarterly Report on Form 10-Q for quarter ended June 30, 2004, filed with the SEC on August 13, 2004;

          9. Amendment No. 1 to Quarterly Report on Form 10-Q for quarter ended June 30, 2004 filed with the SEC on November 19, 2004;

          10. Quarterly Report on Form 10-Q for quarter ended September 30, 2004, filed with the SEC on November 12, 2004;

          11. Current Report on Form 8-K dated March 22, 2004;

          12. Current Report on Form 8-K dated May 6, 2004;

          13. Current Report on Form 8-K dated July 20, 2004;

          14. Current Report on Form 8-K dated August 12, 2004;

          15. Current Report on Form 8-K dated November 2, 2004;

          16. Current Report on Form 8-K dated November 12, 2004; and

          17. The information set forth under the heading "Risk Factors" contained in Amendment No. 3 to our Registration Statement on Form S-1, filed with the SEC on July 30, 2004.

          You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                          Blount International, Inc.
                           4909 SE International Way
                          Portland, Oregon 97222-4679
                              Tel: (503) 653-8881
                Attn: Richard H. Irving, Senior Vice President,
                         General Counsel and Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

                 VALIDITY OF THE SECURITIES AND LEGAL MATTERS

          The validity of the securities to be offered pursuant to this Registration Statement will be passed upon by Cravath, Swaine & Moore, LLP, New York, New York.

                                    EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.

          The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee. We have agreed to pay all registration expenses relating to this offering. Lehman Brothers Merchant Bank Group, one of the selling shareholders, has agreed to pay all other fees and expenses relating to this offering.

Securities and Exchange Commission registration fee........       $     57,018
Legal fees.................................................       $    100,000
Accounting fees............................................       $     35,000
Miscellaneous..............................................       $     15,000
Total......................................................       $    207,018

ITEM 15.  Indemnification of Directors and Officers.

          Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Delaware law does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to the Corporation or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

          o any breach of the director's duty of loyalty to the Corporation or its shareholders;

          o acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

          o unlawful payments of dividends or unlawful stock repurchases or redemptions; and

          o any transaction from which the director derived an improper personal benefit.

          To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses, including attorney's fees, they incur in connection with indemnifiable claims. We also maintain directors' and officers' liability insurance.

ITEM 16.  Exhibits and Financial Statement Schedules.

             Exhibits

EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT

      *1.1    Form of Underwriting Agreement

     **2.1 Plan and Agreement of Merger among Blount International, Inc., HBC Transaction Subsidiary, Inc. and Blount, Inc., dated August 17,1995 filed as part of Registration Statement on Form S-4 (Reg. No.33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

     **2.2 Stock Purchase Agreement, dated November 4, 1997, by and among Blount, Inc., Hoffman Enclosures, Inc., Pentair, Inc., and Federal-Hoffman, Inc. which was filed as Exhibit No. 2 to the Form 8-K filed by Blount International, Inc. on November 22, 1997 (Commission File No. 001-11549).

     **2.3 Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, between Blount International, Inc., and Red Dog Acquisition, Corp. (included as Appendix A to the Proxy Statement-Prospectus which forms a part of the Registration Statement) previously filed on July 15, 1999, by Blount International, Inc. (Reg. No. 333-82973).

     **4.1 Registration Rights and Stock Transfer Restriction agreement filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

     **4.2 Form of stock certificate of New Blount common stock filed as part of the Proxy Statement-Prospectus which forms a part of the previously filed on July 15, 1999, by Blount International, Inc., Registration Statement on Form S-4 (Reg. No. 333-82973).

     **4.3 Credit Agreement, dated as of May 15, 2003 among Blount, Inc., the other parties named therein as credit parties, the several banks and financial institutions or entities named therein as lenders, General Electric Capital Canada, Inc., as Canadian agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.2 to the report on Form 8-K filed by Blount International, Inc., on May 19, 2003.

     **4.4 Credit Agreement, dated as of August 9, 2004 among Blount, Inc., the other parties named therein as credit parties, the several banks and financial institutions or entities named therein as lenders, General Electric Capital Canada, Inc., as Canadian agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.1 to the report on Form 10-Q filed by Blount International, Inc., on November 12, 2004.

     **4.5 Registration Statement on Form S-1 (Reg No. 333 -114840) with respect to 13,800,000 million shares of Blount International Common Stock and the 8 7/8% $175 million Senior Subordinated Notes due 2012 of Blount Inc. which are guaranteed by Blount International, Inc., BI, L.L.C., Omark Properties Inc., 4520 Corp., Inc., Gear Products, Inc., Dixon Industries, Inc., Windsor Forestry Tools, LLC, Frederick Manufacturing Corporation and Fabtek Corporation.

       5      Opinion of Cravath, Swaine & Moore LLP .

     **9.1 Stockholder Agreement, dated as of April 18, 1999, between Red Dog Acquisition, corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership, and The Blount Holding Company, L.P., a Delaware limited partnership which was filed as Exhibit 9 to the Form 8-K/A filed April 20, 1999.

     **9.2 Employee Stockholder Agreement dated as of August 19, 1999, among Blount International, Inc., Lehman Brothers Merchant Banking Partners II L.P. and Certain Employee Stockholders which was filed as Exhibit 10(s) to the Form 10-K filed on March 2, 2000.

      12.1    Computation of Ratio of Earnings to Fixed Charges

      23.1    Consent of Independent Registered Public Accounting Firm

      24.1    Powers of Attorney.


* To be filed by amendment.

** Incorporated by reference.

*** Previously filed.

ITEM 17.  Undertakings

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (b) The undersigned Registrants undertake that:

                    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

                    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrants undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"),the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on November 22, 2004.

BLOUNT INTERNATIONAL, INC.


By:
     /s/ CALVIN E. JENNESS
    -----------------------------------
    Name:  Calvin E. Jenness
    Title: Senior Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Richard H. Irving and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                              Title                                   Date
--------------------------    --------------------------------------------   ---------------------
 /s/ JAMES S. OSTERMAN        President and Chief Executive Officer,          November 22, 2004
-------------------------     Director
    James S. Osterman

 /s/ CALVIN E. JENNESS        Senior Vice President, Chief Financial          November 22, 2004
-------------------------     Officer and Treasurer
    Calvin E. Jenness

 /s/ ELIOT M. FRIED           Director                                        November 22, 2004
-------------------------
    Eliot M. Fried

 /s/ R. EUGENE CARTLEDGE      Director                                        November 22, 2004
-------------------------
   R. Eugene Cartledge


                                     II-6




 /s/ THOMAS J. FRUECHTEL      Director                                        November 22, 2004
-------------------------
   Thomas J. Fruechtel

 /s/ E. DANIEL JAMES          Director                                        November 22, 2004
-------------------------
     E. Daniel James

 /s/ HAROLD E. LAYMAN         Director                                        November 22, 2004
-------------------------
    Harold E. Layman

 /s/ WILLIAM A. SHUTZER       Director                                        November 22, 2004
-------------------------
     William A. Shutzer

 /s/ CALVIN E. JENNESS        Attorney in Fact                                November 22, 2004
-------------------------
    Calvin E. Jenness

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on November 22, 2004.

BLOUNT, INC.


By:
     /s/ CALVIN E. JENNESS
    ------------------------------------
    Name:  Calvin E. Jenness
    Title: Senior Vice President and Chief Financial Officer

          Each person whose signature appears below constitutes and appoints Richard H. Irving and Calvin E. Jenness, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                              Title                                   Date
--------------------------    --------------------------------------------   ---------------------
 /s/ JAMES S. OSTERMAN        President and Chief Executive Officer,          November 22, 2004
-------------------------     Director
    James S. Osterman

 /s/ CALVIN E. JENNESS        Senior Vice President, Chief Financial          November 22, 2004
-------------------------     Officer and Treasurer
    Calvin E. Jenness

 /s/ ELIOT M. FRIED           Director                                        November 22, 2004
-------------------------
    Eliot M. Fried

 /s/ R. EUGENE CARTLEDGE      Director                                        November 22, 2004
-------------------------
   R. Eugene Cartledge


                                     II-8




 /s/ THOMAS J. FRUECHTEL      Director                                        November 22, 2004
-------------------------
   Thomas J. Fruechtel

 /s/ E. DANIEL JAMES          Director                                        November 22, 2004
-------------------------
     E. Daniel James

 /s/ HAROLD E. LAYMAN         Director                                        November 22, 2004
-------------------------
    Harold E. Layman

 /s/ WILLIAM A. SHUTZER       Director                                        November 22, 2004
-------------------------
     William A. Shutzer

 /s/ CALVIN E. JENNESS        Attorney in Fact                                November 22, 2004
-------------------------
    Calvin E. Jenness


                                     II-9